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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-91171 of GenTek Inc. on Form S-4 of our report dated February 19, 1999 (except for Note 17 which is as of March 12, 1999), appearing in the Form 10, filed by GenTek, Inc., for each of the years in the three year period ended December 31, 1998, and to the reference to us under the heading "Experts" in such Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Chartered Accountants



Toronto, Ontario
December 3, 1999